EXHIBIT 99.1

BioCryst Appoints Vincent Milano to Board of Directors

RESEARCH TRIANGLE PARK, N.C., July 28, 2021 (GLOBE NEWSWIRE) -- BioCryst Pharmaceuticals, Inc. (Nasdaq:BCRX) today announced that the company has appointed hereditary angioedema (HAE) and rare disease industry leader, Vincent Milano, to its board of directors.

Mr. Milano currently serves as chief executive officer of Idera Pharmaceuticals, Inc., and previously served as chairman, president and chief executive officer of ViroPharma, which successfully developed and launched Cinryze for the treatment of HAE in the United States and Europe, prior to its acquisition by Shire in 2014. Prior to joining ViroPharma in 1996, he served as a senior manager at KPMG LLP, an independent registered public accounting firm.

“I have seen first-hand how valuable innovation is for HAE and other rare disease patients and I am excited to join alongside Jon and the board as BioCryst continues to leverage its industry-leading combination of scientific and commercial rare disease expertise to deliver its prolific pipeline of novel oral medicines for rare diseases to patients,” Milano said.

“As we got to know Vin through our discussions with Idera several years ago, we were incredibly impressed with his deep and successful rare disease and HAE experience and we are delighted to add his expertise to the BioCryst board as the company brings ORLADEYO® (berotralstat) to HAE patients around the world and advances its pipeline programs, like BCX9930,” said Robert Ingram, chairman of BioCryst.

Mr. Milano currently serves on the boards of directors of Idera Pharmaceuticals, Aclaris Therapeutics and VenatoRx Pharmaceuticals, and is the chairman of the board for Life Science Cares Philadelphia. He received his Bachelor of Science degree in accounting from Rider College.

About BioCryst Pharmaceuticals
BioCryst Pharmaceuticals discovers novel, oral, small-molecule medicines that treat rare diseases in which significant unmet medical needs exist and an enzyme plays a key role in the biological pathway of the disease. Oral, once-daily ORLADEYO® (berotralstat) is approved in the United States, the European Union, Japan and the United Kingdom for the prevention of HAE attacks in adults and pediatric patients 12 years and older. BioCryst has several ongoing development programs including BCX9930, an oral Factor D inhibitor for the treatment of complement-mediated diseases, BCX9250, an ALK-2 inhibitor for the treatment of fibrodysplasia ossificans progressiva, and galidesivir, a potential treatment for Marburg virus disease and Yellow Fever. RAPIVAB® (peramivir injection), a viral neuraminidase inhibitor for the treatment of influenza, has received regulatory approval in the U.S., Canada, Australia, Japan, Taiwan and Korea. Post-marketing commitments for RAPIVAB are ongoing. For more information, please visit the company’s website at www.biocryst.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding future results, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors which may cause BioCryst’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: the ongoing COVID-19 pandemic, which could create challenges in all aspects of BioCryst’s business, including without limitation delays, stoppages, difficulties and increased expenses with respect to BioCryst’s and its partners’ development, regulatory processes and supply chains, negatively impact BioCryst’s ability to access the capital or credit markets to finance its operations, or have the effect of heightening many of the risks described below or in the documents BioCryst files periodically with the Securities and Exchange Commission; BioCryst’s ability to successfully implement its commercialization plans for, and to commercialize ORLADEYO, which could take longer or be more expensive than planned; the commercial viability of ORLADEYO, including its ability to achieve market acceptance; ongoing and future preclinical and clinical development of BCX9930, BCX9250 and galidesivir may not have positive results; BioCryst may not be able to enroll the required number of subjects in planned clinical trials of product candidates; BioCryst may not advance human clinical trials with product candidates as expected; the FDA, EMA, PMDA or other applicable regulatory agency may require additional studies beyond the studies planned for products and product candidates, may not provide regulatory clearances which may result in delay of planned clinical trials, may impose certain restrictions, warnings, or other requirements on products and product candidates, may impose a clinical hold with respect to product candidates, or may withhold, delay or withdraw market approval for products and product candidates; product candidates, if approved, may not achieve market acceptance; BioCryst’s ability to successfully manage its growth and compete effectively; risks related to the international expansion of BioCryst’s business; and actual financial results may not be consistent with expectations, including that operating expenses and cash usage may not be within management's expected ranges.  Please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, all of which identify important factors that could cause the actual results to differ materially from those contained in BioCryst’s projections and forward-looking statements.

BCRXW

Investors:
John Bluth
+1 919 859 7910
jbluth@biocryst.com

Media:
Catherine Collier Kyroulis
+1 917 886 5586
ckyroulis@biocryst.com